Exhibit 99.1

Contact:	Dan Foley — Investors	Alberto Lopez — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

HARRAH’S AGREES TO BE ACQUIRED BY APOLLO AND TPG

Stockholders to receive $90.00 per share in cash;
Transaction valued at approximately $27.8 billion

LAS VEGAS, December 19, 2006 — Harrah’s Entertainment, Inc. (NYSE: HET) today announced it has entered into a definitive agreement for affiliates of Texas Pacific Group (TPG) and Apollo Management, L.P. to acquire Harrah’s in an all-cash transaction valued at approximately $27.8 billion, including the assumption of approximately $10.7 billion of debt.

Under the terms of the agreement, Harrah’s stockholders will receive $90.00 in cash for each outstanding Harrah’s share.  This represents a premium of approximately 36% over Harrah’s closing share price on September 29, 2006, the last trading day before disclosure of the initial offer made by Apollo and TPG to acquire Harrah’s for $81.00 per share.

The Harrah’s Board of Directors, based on the recommendation of a Special Committee of non-management directors which conducted a thorough review of Harrah’s strategic alternatives, has approved the agreement and has recommended that Harrah’s stockholders vote in favor of the agreement.

“In Apollo and TPG, we will have owners who share our vision for Harrah’s, are fully supportive of our current strategy and are committed to helping us execute on it.  This will be a change in ownership, not a change in direction,” said Gary Loveman, Harrah’s chairman, chief executive officer and president.  “Harrah’s management team and its 85,000 talented employees look forward to working with Apollo and TPG as the Company moves into the next phase of its growth and development.”

“After careful consideration of the full range of strategic alternatives, the Special Committee and the full Board concluded this transaction is in the best interest of Harrah’s stockholders,” said Robert Miller, co-chairman of the Special Committee.  “Apollo and TPG are both leading private equity firms with proven track records and strong reputations.”

David Bonderman, TPG founding partner, said, “We are delighted to be joining with the excellent management team at Harrah’s and our private equity partners to continue to build on the Company’s strong foundation.  Taking a long-term perspective, we believe we will be able to help Harrah’s deliver on its growth strategy.”

Leon Black, founding partner of Apollo, said, “Harrah’s has an excellent brand name, strong cash flows, an impressive portfolio of properties, a very talented management team, and highly skilled employees.  Together with our private equity partners, we look forward to building on Harrah’s successful track record of operational success and helping the Company to achieve its strategic goals.”

Under the merger agreement, Harrah’s may solicit superior proposals from third parties during the next 25 days. The board of directors of Harrah’s, through its special committee and with assistance of its independent advisors, intends to solicit superior proposals during this period. There can be no assurances that the solicitation of superior proposals will result in an alternative transaction. Harrah’s does not intend to disclose developments with respect to this solicitation process unless and until its board of directors has made a decision.

The transaction is expected to be completed in approximately one year, and is subject to stockholder approval, regulatory approvals, and customary closing conditions.  It is not subject to a financing condition.

Harrah’s intends to pay stockholders its regular quarterly dividend of $0.40 per share until the transaction closes.  Apollo and TPG have agreed to increase the purchase price at a rate of $0.01973 per day per Harrah’s common share beginning March 1, 2008, if closing has not occurred by that date, less an adjustment for any dividends paid on or after March 1, 2008.

Latham & Watkins LLP is serving as legal advisor to Harrah’s and Kaye Scholer LLP provided legal advice to the Special Committee.  UBS Securities LLC served as financial advisor to the Special Committee and rendered a fairness opinion to the Board of Directors of Harrah’s in connection with the proposed transaction.  In addition, Peter J. Solomon Company also provided a fairness opinion to the Board of Directors.  Deutsche Bank Securities is serving as lead financial advisor to Apollo and TPG.  Wachtell Lipton Rosen & Katz, Cleary Gottlieb Steen & Hamilton LLP, and Schreck Brignone are serving as the investors’ legal advisors.  Banc of America Securities LLC, Citigroup Corporate and Investment Banking, Credit Suisse Securities (USA) LLC, JPMorgan, and Merrill Lynch & Co. are also serving as financial advisors to the investors.  Global Leisure Partners LLP is acting as financial advisor to Apollo.

About Harrah’s

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada, 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

 More information about Harrah’s is available at its Web site — www.harrahs.com.

About Apollo

Apollo, founded in 1990, is a recognized leader in private equity, debt and capital markets investing. Since its inception, Apollo has successfully invested over $16 billion in companies representing a wide variety of industries, both in the United States and internationally. Apollo is currently investing its sixth private equity fund, Apollo Investment Fund VI, L.P., which, along with related co-investment entities, represents approximately $12 billion of new capital.

About TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management.  With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings.  Visit www.tpg.com.

About the Transaction

In connection with the proposed merger, Harrah’s will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available)

and other documents filed by Harrah’s Entertainment, Inc. at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Harrah’s Entertainment, Inc. Investor Relations, 2100 Caesars Palace Drive, Palace Tower, Spa Level, Las Vegas, NV 89109, telephone: (702) 407-6381 or on the company’s website at  http://investor.harrahs.com.

Harrah’s and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests Harrah’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

Forward-looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposal transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-

effectively integrate acquisition into our operations, including Caesars and London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

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